                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE


Aehr Test Systems                         Investor Relations Contact:
Ken Spink                                 Todd Kehrli or Jim Byers
Chief Financial Officer                   MKR Group Inc.
(510) 623-9400 x309                       (323) 468-2300
                                          aehr@mkr-group.com


 Aehr Test Systems Reports Second Quarter Fiscal 2017 Financial Results


Fremont, CA (January 5, 2017) - Aehr Test Systems (NASDAQ: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for its second quarter of fiscal 2017 ended November 30, 2016.


Fiscal Second Quarter Financial Results:

- Net sales were $4.2 million, compared to $4.6 million in the second quarter of fiscal 2016.

- GAAP net loss was $1.5 million, or $0.09 per diluted share, compared to a GAAP net loss of $1.0 million, or $0.08 per diluted share, in the same quarter a year ago.

- Non-GAAP net loss was $1.2 million, or $0.08 per diluted share, compared to a non-GAAP net loss of $794,000, or $0.06 per diluted share, in the same quarter a year ago.


Fiscal First Six Months Financial Results:

- Net sales were $9.5 million, compared to $11.3 million in the first six months of fiscal 2016.

- GAAP net loss was $2.2 million, or $0.15 per diluted share, compared to a GAAP net loss of $754,000, or $0.06 per diluted share, in the same period a year ago.

- Non-GAAP net loss was $1.7 million, or $0.11 per diluted share, compared to a non-GAAP net loss of $181,000, or $0.01 per diluted share, in the same period a year ago.

An explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in this release.

Recent Business Highlights:

- Completed shipment of the initial production order for the company's new FOXTM-1P single wafer test system to the lead customer.

- Completing FOX-P platform development with first FOX-XP production configuration shipment planned for the third quarter for previously announced order from one of the world's top semiconductor manufacturers.

- Shipped multiple ABTSTM packaged part burn-in and test systems to a leading multi-national

Aehr Test Systems Reports Second Quarter Fiscal 2017 Financial Results January 5, 2017
Page 2 of 6


  manufacturer of advanced logic integrated circuits (ICs) for automotive, embedded processing, digital signal processing and analog applications.

- Successfully completed previously announced private placement of approximately $5.9 million in shares of the company's common stock.

Gayn Erickson, President and CEO of Aehr Test Systems, commented:

"While our year to date revenue is down from last year, we continue to hold to our forecast for strong year over year growth in our revenue, bookings, and bottom line.

"We continue to make significant progress completing the development of our new FOX-P platform of both single and multi-wafer test and burn-in systems.

"During the second quarter we shipped multiple FOX-1P Single Wafer Level Test and Burn-in Systems to our lead customer for this product. The FOX-1P cost effectively addresses full wafer parallel testing of devices with long test times, including flash memories, microcontrollers, and automotive ICs. This system has applications that include burn-in and/or test of wafers that have a need for significant test resources and can deliver over 16,000 individual device power supplies or digital test channels with our unique FOX-P system architecture of Universal Channels. This provides our customers with a never before offered test capability for devices while still in wafer form.

"We are also pleased with our progress on the FOX-XP Multi-Wafer Test and Burn-in System, and we expect to ship our initial FOX-XP test cell in the third quarter to our previously announced second lead customer for this system. This system is configured for testing 18 wafers in parallel and provides unprecedented capability for high power wafers, with 18 individual thermal chucks supporting temperatures of 125 degrees Celsius or more. This application is for production burn-in of optical devices to be used in high performance server and data centers. This is a very exciting new market that Aehr Test's new FOX-XP system is uniquely positioned to address due to its ability to test and burn-in these devices while still in wafer form, which allows for an extremely low cost and high quality alternative to burning in these devices further downstream in module format. We are very optimistic about the prospects for this market for Aehr Test.

"We also continue to engage with our initial lead customer that purchased and accepted the first FOX-XP system in an engineering configuration earlier in 2016. We are successfully demonstrating burn-in of their devices on the FOX-XP system in our factory today and continue to believe they will need systems to support their production burn-in requirements. We remain optimistic about the opportunity to address this customer's needs that span across multiple programs and applications, and look forward to a very exciting calendar year 2017."


Management Conference Call and Webcast
Aehr Test Systems will host a conference call and webcast today at 5:00 p.m. Eastern (2:00 p.m. PT) to discuss its second quarter fiscal 2017 operating results. To access the call dial 888-239-5343 (+1 913-312-
1448 outside the United States) and give the participant pass code 7947996. In addition, a live and archived webcast of the conference call will be available over the Internet at www.aehr.com in the Investor Relations section. A replay of the conference call will also be available via telephone beginning approximately two hours after conclusion of the call through 8:00 p.m. ET on January 12, 2017. To access the replay dial-in information, please click here.

Aehr Test Systems Reports Second Quarter Fiscal 2017 Financial Results January 5, 2017
Page 3 of 6

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and WaferPak contactors. The ABTS systems are used in production and qualification testing of packaged parts for both low-power and high-power logic as well as memory devices. The FOX family of systems includes single and multi-wafer full wafer contact test and burn-in systems used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The WaferPak contactor contains a unique full wafer probe card capable of testing wafers up to 300mm that enables IC manufacturers to perform test and burn-in of full wafers on Aehr Test FOX systems. For more information, please visit Aehr Test's website at www.aehr.com.


Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding future market opportunities and conditions, expected product shipment dates, customer orders or commitments and future operating results. The risks and uncertainties that could cause Aehr Test's results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general market conditions, customer demand and acceptance of Aehr Test's products and Aehr Test's ability to execute on its business strategy. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the Securities and Exchange Commission for a more detailed description of the risks facing Aehr Test's business. Aehr
Test disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.



                       -Financial Tables to Follow-

Aehr Test Systems Reports Second Quarter Fiscal 2017 Financial Results January 5, 2017
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                            Three Months Ended        Six Months Ended
                                       ---------------------------- --------------------
                                        Nov 30,  Aug 31,   Nov 30,     Nov 30,   Nov 30,
                                         2016     2016      2015        2016      2015
                                       --------  --------- --------  --------- ---------
Net sales                               $ 4,216   $ 5,318   $ 4,620   $  9,534  $ 11,253
Cost of sales                             2,753     3,112     2,929      5,865     6,179
                                       --------  --------  --------   --------  --------
Gross profit                              1,463     2,206     1,691      3,669     5,074
                                       --------  --------  --------   --------  --------
Operating expenses:
  Selling, general and administrative     1,707     1,716     1,713      3,423     3,558
  Research and development                1,040     1,060       923      2,100     1,985
                                       --------  --------  --------   --------  --------
    Total operating expenses              2,747     2,776     2,636      5,523     5,543
                                       --------  --------  --------   --------  --------
    Loss from operations                 (1,284)     (570)     (945)    (1,854)     (469)

Interest expense                           (181)     (178)     (137)      (359)     (272)
Other income (expense), net                  43        (3)       55         40        31
                                       --------  --------  --------   --------  --------
    Loss before income tax expense       (1,422)     (751)   (1,027)    (2,173)     (710)

Income tax expense                          (30)       (4)      (21)       (34)      (44)
                                       --------  --------  --------   --------  --------
    Net loss                             (1,452)     (755)   (1,048)    (2,207)     (754)

Less: Net income attributable to the
        noncontrolling interest              --        --        --         --        --
                                       --------  --------  --------   --------  --------
  Net loss attributable to Aehr Test
      Systems common shareholders       $(1,452)  $  (755)  $(1,048)  $ (2,207) $   (754)
                                       ========  ========   =======   ========  ========

Net loss per share
    Basic                               $ (0.09)  $ (0.06)   $(0.08)   $ (0.15) $  (0.06)
    Diluted                             $ (0.09)  $ (0.06)   $(0.08)   $ (0.15) $  (0.06)

Shares used in per share calculations:
    Basic                                16,029     13,317   13,048     14,673    13,005
    Diluted                              16,029     13,317   13,048     14,673    13,005



                                      -more-

Aehr Test Systems Reports Second Quarter Fiscal 2017 Financial Results January 5, 2017
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Reconciliation of GAAP and Non-GAAP Results
                       (in thousands, except per share data)
                                   (unaudited)

                                                Three Months Ended       Six Months Ended
                                            --------------------------  -----------------
                                             Nov 30,  Aug 31,  Nov 30,    Nov 30,  Nov 30,
                                              2016     2016     2015       2016     2015
                                            -------- -------- ---------  -------- --------
GAAP net loss                               $(1,452) $  (755) $(1,048)   $(2,207) $  (754)
Stock-based compensation expense                215      319      254        534      573
                                            -------- -------- --------   -------- --------
Non-GAAP net loss                           $(1,237) $  (436) $  (794)   $(1,673) $  (181)
                                            ======== ======== ========   ======== ========

GAAP net loss per diluted share             $ (0.09) $ (0.06) $ (0.08)   $ (0.15) $ (0.06)
                                            ======== ======== ========   ======== ========
Non-GAAP net loss per diluted share         $ (0.08) $ (0.03) $ (0.06)   $ (0.11) $ (0.01)
                                            ======== ======== ========   ======== ========
Shares used in diluted shares calculation    16,029   13,317   13,048     14,673   13,005
                                            ======== ======== ========   ======== ========
Shares used in non-GAAP diluted shares
   calculation                               16,029   13,317   13,048     14,673   13,005
                                            ======== ======== ========   ======== ========


______________________________________________________________________


Non-GAAP net loss is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net loss is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net loss. This limitation is best addressed by using this measure in combination with net loss (the most directly comparable GAAP financial measure). These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies.


We believe these measures enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods.


                                   -more-

Aehr Test Systems Reports Second Quarter Fiscal 2017 Financial Results January 5, 2017
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                         November 30, August 31,   May 31,
                                                            2016        2016        2016
                                                          -----------  ----------- --------
ASSETS
Current assets:
  Cash and cash equivalents                                $ 5,154     $ 2,342     $   939
  Accounts receivable, net                                   1,429       1,774         522
  Inventories                                                6,069       6,031       7,033
  Prepaid expenses and other                                   390         305         254
                                                          --------    --------    --------
      Total current assets                                  13,042      10,452       8,748

Property and equipment, net                                    793         789       1,204
Other assets                                                    95          95          94
                                                          --------    --------    --------
      Total assets                                         $13,930     $11,336     $10,046
                                                          ========    ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                         $ 1,770     $ 1,906     $ 1,413
  Accrued expenses                                           1,366       1,372       1,553
  Customer deposits and deferred revenue, short-term         1,055       2,724       1,714
                                                          --------    --------    --------
      Total current liabilities                              4,191       6,002       4,680

Long-term debt                                               6,051       6,006       5,962
Deferred revenue, long-term                                     47          63         127
                                                          --------    --------    --------
     Total liabilities                                      10,289      12,071      10,769


Aehr Test Systems Shareholders' equity (deficit)             3,660        (714)       (703)
Noncontrolling interest                                        (19)        (21)        (20)
                                                          --------    --------    --------
      Total shareholders' equity (deficit)                   3,641        (735)       (723)
                                                          --------    --------    --------
      Total liabilities and shareholders' equity (deficit) $13,930     $11,336     $10,046
                                                          ========    ========    ========








                                         # # #